EXHIBIT 99.1



Contact:
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Jerry D. Holbrook
Chief Financial Officer
(215) 682-4107


                             FOX CHASE BANCORP, INC.
                       COMPLETES STOCK REPURCHASE PROGRAM

         December 12, 2007, Hatboro, Pennsylvania. Fox Chase Bancorp, Inc. (NASDAQ: FXCB) announced today that it has completed its previously announced program to repurchase up to 327,000 shares of its outstanding common stock. The Company repurchased 327,000 shares at an average price of $11.97 per share.

         Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867 celebrating its 140th year of business. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at http://www.foxchasebank.com.
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